Registration No. 333-

As filed with the Securities and Exchange Commission on November 5, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FAIRFAX FINANCIAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

95 Wellington Street West
Suite 800
Toronto, Ontario
Canada M5J 2N7
(Address of Principal Executive Offices, including zip code)

Fairfax Financial Holdings Limited

1999 Restricted Share Plan
(Full title of the plan)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(212) 894-8700
(Name, address, and telephone number of agent for service)

With a copy to:
Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Subordinate Voting Shares, no par value	750,000	U.S.$406.97	U.S.$305,227,500	U.S.$28,294.59
(1)	This registration statement on Form S-8 (this “Registration Statement”) registers an aggregate of 750,000 Subordinate Voting Shares, no par value, of Fairfax Financial Holdings Limited (the “Registrant”) to be offered under the Fairfax Financial Holdings Limited 1999 Restricted Share Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional Subordinate Voting Shares to be issued in connection with any stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated pursuant to Securities Act Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Subordinate Voting Shares quoted on the Toronto Stock Exchange on November 1, 2021 and at the November 1, 2021 exchange rate of Cdn. $1.00 = U.S. $0.81.

EXPLANATORY NOTE

The Registrant is filing this registration statement on Form S-8 pursuant to and in accordance with General Instruction E of Form S-8 to register 750,000 additional Subordinate Voting Shares (the “Stock”) of the Company issuable pursuant to the Plan.  The Registrant first registered the offer and sale of 550,000 shares of the Stock in connection with the Plan on its registration statement on Form S-8 (File No. 333-200235) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2014.

In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement, filed on November 17, 2014, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See Exhibit Index below.

Item 9.	Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)          To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on November 5, 2021.

FAIRFAX FINANCIAL HOLDINGS LIMITED

Date: November 5, 2021	/s/ Eric P. Salsberg
By: Eric P. Salsberg
Title: Vice President, Corporate Affairs and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of V. Prem Watsa, Eric P. Salsberg and Peter Clarke as his or her true and lawful attorney-in-fact and agent, upon the action of any such appointee, with full power of substitution and re-substitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Fairfax Financial Holdings Limited to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this registration statement on Form S-8 (“Registration Statement”) under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such registration Statement and any amendments to such Registration Statement (including post-effective amendments), to file the same with all exhibits thereto and other documents in connection therewith with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed this 5th day of November, 2021 by the following persons in the following capacities:

Signature	Title
/s/ V. Prem Watsa	Chairman and Chief Executive Officer (Principal Executive Officer)
V. Prem Watsa
/s/ Jennifer Allen	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jennifer Allen
/s/ Anthony F. Griffiths	Director
Anthony F. Griffiths
/s/ Robert J. Gunn	Director
Robert J. Gunn
/s/ Rt. Hon. David L. Johnston	Director
Rt. Hon. David L. Johnston
/s/ Karen L. Jurjevich	Director
Karen L. Jurjevich
/s/ R. William McFarland	Director
R. William McFarland
/s/ Christine N. McLean	Director
Christine N. McLean

/s/ Timothy R. Price	Director
Timothy R. Price
/s/ Brandon R. Sweitzer	Director
Brandon R. Sweitzer
/s/ Lauren C. Templeton	Director
Lauren C. Templeton
/s/ Benjamin P. Watsa	Director
Benjamin P. Watsa
/s/ William C. Weldon	Director
William C. Weldon

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the undersigned, solely in its capacity as the Registrant’s duly authorized representative in the United States, on November 5, 2021.

FAIRFAX (US) INC.

/s/ Eric P. Salsberg
By: Eric P. Salsberg
Title: Director and Vice President

EXHIBIT INDEX

4.1	The Registrant’s Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-4, filed with the Commission on February 15, 2017 (Commission File No. 333-216074))
4.2	Certificate of Amendment of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K, filed with the Commission on April 30, 2018 (File No. 001-31556)
4.3

By-law No. 16 of the Registrant adopted by the Registrant’s Board of Directors on March 28, 1991 and confirmed by the Registrant’s shareholders on May 8, 1991 (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4, filed with the Commission on February 15, 2017 (Commission File No. 333-216074))

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm*
24.1	Power of Attorney (included in this Registration Statement under “Signatures”)*
99.1	Fairfax Financial Holdings Limited 1999 Restricted Share Plan*

* Filed herewith

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